UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 15, 2016

(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	98-0619652
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer Identification
of Incorporation)		No.)

Regatta Office Park

Windward Three, 4th Floor

West Bay Road, P.O. Box 1114

Grand Cayman, KY1-1102

Cayman Islands

(Address of Principal Executive Offices)

(345) 945-4277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As previously disclosed in its reports filed with the Securities and Exchange Commission, Consolidated Water Co. Ltd. (the “Company”), through its wholly-owned Netherlands subsidiary, Consolidated Water Cooperatief, U.A., owns a 99.9% interest in N.S.C. Agua, S.A. de C.V., a development stage Mexican company. On June 16, 2016, the Company announced that on June 15, 2016 the State of Baja California, Mexico (the “State”) designated a consortium comprised of NSC, NuWater S.A.P.I. de C.V. and Degremont S.A. de C.V. (the “Consortium”) as the winner of the Government of Baja California, Mexico bidding process No. SIDUE-CEA-APP-2015-002 for the financing, construction and operation of a seawater desalination plant in Playas de Rosarito, Baja California, Mexico.

The Consortium expects to finalize a definitive public-private partnership agreement with the State within 60 days from June 15, 2016, which is the time period allotted by the State. After execution of the definitive agreement, the Consortium intends to finance, design, construct, operate and maintain the desalination plant and an accompanying pipeline to deliver drinking water from the desalination plant to the Mexican potable water system in two phases. In the first phase, which is expected to be operational by the end of 2019, the desalination plant will have a production capacity of 50 million gallons of drinking water per day. In the second phase of the project, the Company and its partners will double the desalination plant's production capacity to 100 million gallons per day by 2024 and extend the drinking water delivery pipeline. At the end of the 37 year operating period, both phases of the plant and pipeline are to be handed over to the State.

A copy of the Company’s press release is provided as Exhibit 99.1 to this report.

Note about forward-looking statements. Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, changes in its relationship with the government of the State, the outcome of its negotiations with the State for a definitive public-private partnership agreement, its ability to finance, construct and operate the Rosarito project profitably, its ability to manage growth and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

99.1	Press release issued by the Company on June 16, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

By:	/s/ David W. Sasnett
Name:	David W. Sasnett
Title:	Executive Vice President & Chief Financial Officer

Date: June 21, 2016

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EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by the Company on June 16, 2016.

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